UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

FIRST CALIFORNIA FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52498	38-3737811
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3027 Townsgate Road, Suite 300, Westlake Village, California		91361
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 322-9655

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On March 20, 2013, First California Financial Group, Inc. (“First California”) held a special meeting of stockholders (the “Special Meeting”) to vote upon (1) a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 6, 2012, by and between PacWest Bancorp, a Delaware corporation (“PacWest”), and First California, pursuant to which First California would be merged with and into PacWest; (2) a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of First California in connection with the proposed merger; and (3) a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposed merger.

Proxies for the Special Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Set forth below are the voting results for the three proposals considered and voted upon at the Special Meeting, which were each described in First California’s definitive Proxy Statement, filed with the Securities and Exchange Commission on February 12, 2013:

Proposal to Adopt the Merger Agreement

First California's stockholders adopted the Merger Agreement. The tabulation of votes on this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
23,361,799	212,252	5,865	5,964

Advisory (Non-Binding) Proposal on Specified Compensation

First California's stockholders approved, on a (non-binding) advisory basis, specified compensation that may become payable to the named executive officers of First California in connection with the proposed merger. The tabulation of votes on this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
17,119,631	2,515,482	3,944,803	5,964

Proposal to Approve Adjournment of the Special Meeting

First California's stockholders approved one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposed merger. The tabulation of votes on this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
22,502,245	1,070,005	13,630	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Date: March 21, 2013	By:	/s/ Romolo Santarosa
	Name: Title:	Romolo Santarosa Senior Executive Vice President and Chief Operating Officer/Chief Financial Officer